UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2145 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)
(408) 376-7400
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 18, 2005, eBay Inc. entered into a separation agreement with Lynn M. Reedy, its Senior Vice President, Product, Development and Architecture. Pursuant to the agreement, Ms. Reedy will resign as an executive officer of the company on October 31, 2005, but will remain employed by the company in a transitional role through May 31, 2006. The agreement provides for Ms. Reedy to receive a severance payment equivalent to three months base salary and three months of accelerated stock option vesting. In addition, the agreement provides for Ms. Reedy to receive an additional two months of base salary and two months of accelerated stock option vesting in exchange for entering into certain non-competition provisions contained therein. A copy of the separation agreement is attached as Exhibit 10.1 to this report, and is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition
     The information in this Item 2.02 and in Exhibit 99.1 attached to this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and is not to be incorporated by reference into any filing by eBay Inc. under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing.
     On October 19, 2005, eBay Inc. announced its financial results for the quarter ended September 30, 2005. A copy of eBay’s press release announcing its financial results and certain other information is attached as Exhibit 99.1 to this report.
     The attached press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. To supplement our consolidated financial statements presented in accordance with GAAP, eBay uses non-GAAP measures of gross profit, operating income, net income, earnings per share, cash flows and its effective tax rate, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance the investors’ overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of our core operating results. In addition, because we have historically reported certain non-GAAP results to investors, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for, or superior to, GAAP results. Consistent with our historical practice, the non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure.
     The attached press release also contains forward-looking statements relating to eBay’s performance during the fourth quarter of 2005 and fiscal year 2006. A more thorough discussion of certain factors which may affect eBay’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in eBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. Additional information will be included under those captions in eBay’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which is currently expected to be filed with the SEC during the week of October 24, 2005.
Item 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers
     In connection with the closing of the company’s acquisition of Skype Technologies S.A. on October 14, 2005, the company and Rajiv Dutta, the company’s Chief Financial Officer, agreed that Mr. Dutta would transition to the newly-created role of President of Skype Technologies and resign from his current position as the company’s Chief Financial Officer effective upon appointment of his successor as Chief Financial Officer.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
The following exhibits are filed (Exhibit 10.1) or furnished (Exhibit 99.1) with this report:
10.1	Separation Agreement between Lynn M. Reedy and eBay Inc., dated October 18, 2005.

99.1	Press release dated October 19, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc. (Registrant)

Date: October 19, 2005	/s/ Michael R. Jacobson

	Name: Title:	Michael R. Jacobson Senior Vice President, Legal Affairs, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Separation Agreement between Lynn M. Reedy and eBay Inc., dated October 18, 2005.

99.1	Press release dated October 19, 2005.